Exhibit 99.2

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Ben W. Perks, Executive Vice President and Chief Financial Officer of Navigant Consulting, Inc., certify that (i) the SEC Form 10-K as of and for the year ended December 31, 2002 (“Form 10-K”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in said Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Navigant Consulting, Inc.

/s/ Ben W. Perks
Ben W. Perks Executive Vice President and Chief Financial Officer March 13, 2003